UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2009

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	0-27918	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 27, 2009, Century Aluminum Company (the Company) determined that our previously issued financial statements for the nine months ended September 30, 2008 included in our periodic report on Form 10-Q for that period should no longer be relied upon as a result of an error in the interim consolidated statement of cash flows.  A restatement of these previously issued financial statements is necessary as the Company has determined that preferred stock issued in July 2008 was not presented on the consolidated statement of cash flows in accordance with Statement of Financial Accounting Standards No. 95 “Statement of Cash Flows”.

The Company initially reported cash flows associated with the termination of forward financial sales contracts by issuing $929 million of Series A Convertible Preferred Stock on a net basis as an operating activity.  Management has concluded the transaction should have been presented on a gross presentation basis as both an operating activity and a financing activity to reflect the cash receipts and disbursements associated the transaction.

The Company will correct its interim consolidated statement of cash flows for the nine months ended September 30, 2008 when filing our Quarterly Report on Form 10-Q for the period ending September 30, 2009.

The restatement will have the following impact on the Company’s consolidated statement of cash flows for the nine months ended September 30, 2008:

	As Reported	As Adjusted	Adjustment
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(198,164)	$(198,164)	$—
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Unrealized net loss on forward contracts	605,105	605,105	—
Depreciation and amortization	62,912	62,912	—
Deferred income taxes	(198,352)	(198,352)	—
Pension and other postretirement benefits	11,677	11,677	—
Stock-based compensation	12,034	12,034	—
Excess tax benefits from share-based compensation	(657)	(657)	—
Loss on disposal of assets	248	248	—
Undistributed earnings of joint ventures	(12,466)	(12,466)	—
Change in operating assets and liabilities:			—
Accounts receivable - net	(22,403)	(22,403)	—
Purchase of short-term trading securities	(97,532)	(97,532)	—
Sale of short-term trading securities	348,416	348,416	—
Due from affiliates	(9,771)	(9,771)	—
Inventories	(36,119)	(36,119)	—
Prepaid and other current assets	(389)	(389)	—
Accounts payable, trade	15,266	15,266	—
Due to affiliates	(215,522)	(1,145,002)	(929,480)
Accrued and other current liabilities	(28,523)	(28,523)	—
Other - net	(5,001)	(5,001)	—
Net cash provided by (used in) operating activities	230,759	(698,721)	(929,480)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(26,738)	(26,738)	—
Nordural expansion	(53,397)	(53,397)	—
Investments in and advances in joint ventures	(36,973)	(36,973)	—
Proceeds from sale of property, plant and equipment	47	47	—
Restricted and other cash deposits	(9,710)	(9,710)	—
Net cash used in investing activities	(126,771)	(126,771)	—
			—
CASH FLOWS FROM FINANCIING ACTIVITIES:			—
Repayment of long-term debt – related party	(480,198)	(480,198)	—
Excess tax benefits from share based compensation	657	657	—
Issuance of preferred stock	—	929,480	929,480
Issuance of common stock - net of issuance costs	443,646	443,646	—
Net cash provided by (used in) financing activities	(35,895)	893,585	929,480
NET CHANGE IN CASH	68,093	68,093	—
CASH, BEGINNING OF PERIOD	60,962	60,962	—
CASH, END OF PERIOD	$129,055	$129,055	$—

Company management has discussed the matters related to the restatement with the Company’s independent registered public accounting firm, Deloitte and Touche, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	March 2, 2009	By:	/s/ Michael A Bless
Name: Michael A Bless
Title: Executive Vice President and Chief Financial Officer